Exhibit 99

Contact:	Richard Wasielewski
Nortech Systems Incorporated
(952) 345-2244
or
Warren Djerf
Brookside Communications Group
952-920-3908 or warren@brookcomm.net

Nortech Systems’ Statement on the Passing of Chairman Myron Kunin

MINNEAPOLIS — November 4, 2013 — Nortech Systems Incorporated (NASDAQ: NSYS) released the following statement:

We are deeply saddened by the death of our chairman, Myron Kunin, who passed away Wednesday from complications of leukemia. Myron was a director of our company since 1990.

Nortech Systems owes an immeasurable debt to Myron’s visionary leadership over the years. He showed confidence in us from the very beginning and helped guide our growth.

We extend our deepest sympathies to Myron’s family.

We appreciate Myron’s trust in our management team and employees. The best way we can honor his memory is to continue his passion and enthusiasm for our business, employees and customers.

About Nortech Systems Incorporated

Nortech Systems Incorporated (www.nortechsys.com), based in Wayzata, Minn., is a full-service electronics manufacturing services (EMS) provider of wire and cable assemblies, printed circuit board assemblies and higher-level complete box build assemblies for a wide range of industries. Markets served include industrial equipment, aerospace/defense and medical. The company has manufacturing capabilities in the U.S and Latin America. Nortech Systems is traded on the NASDAQ Stock Market under the symbol NSYS.